As filed with the Securities and Exchange Commission on August 21,2015
Registration No. 333-87262
Registration No. 033-93026
Registration No. 033-78628
Registration No. 033-07111
Registration No. 033-07109
Registration No. 033-06186
Registration No. 033-06185
Registration No. 033-06184
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-87262
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-93026
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-78628
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-07111
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-07109
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-06186
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-06185
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-06184

UNDER THE SECURITIES ACT OF 1933
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ASM INTERNATIONAL N.V.
(Exact name of registrant as specified in its charter)
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The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)
98-0101743
(I.R.S Employer Identification No.)
Versterkerstraat 8, 1322 AP Almere, the Netherlands
(Address, including zip code of registrant's principal executive offices)

1983 INCENTIVE STOCK OPTION PLAN
1985 STOCK OPTION PLAN
1985 CONVERTIBLE NOTE PLAN
1994 STOCK OPTION PLAN
INCENTIVE STOCK OPTION PLAN I
INCENTIVE STOCK OPTION PLAN II
ASM INTERNATIONAL N.V. 2001 STOCK OPTION PLAN
(Full Titles of the Plans)
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Steven P. Emerick, Esq.
Quarles & Brady LLP
One Renaissance Square, Two North Central Avenue
Phoenix, Arizona 85004-2391
(602) 229-5200
(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:
Large accelerated filer    [X]                         Accelerated filer [ ]
Non-accelerated filer    [ ]    (Do not check if a smaller reporting company)     Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

ASM International N.V. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

•	Registration Statement on Form S-8 No. 333-87262

•	Registration Statement on Form S-8 No. 033-93026

•	Registration Statement on Form S-8 No. 033-78628

•	Registration Statement on Form S-8 No. 033-07111

•	Registration Statement on Form S-8 No. 033-07109

•	Registration Statement on Form S-8 No. 033-06186

•	Registration Statement on Form S-8 No. 033-06185

•	Registration Statement on Form S-8 No. 033-06184

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Almere, the Netherlands, on August 21, 2015.

ASM International N.V.
(Registrant)

By: /S/    PETER A.M. VAN BOMMEL
Name: Peter A.M. van Bommel
Title: Member of Management Board,
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.